                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 CyberCare, Inc.
             (Exact name of registrant as specified in its charter)


          Florida                                  65-0158479
 (State or other jurisdiction of                 (I.R.S. employer
  incorporation or organization)                identification no.)


 2500 Quantum Lakes Dr., Suite 1000,                       33426
           Boynton Beach, Florida                        (Zip code)
(Address of principal executive offices)


                              Consulting Agreement
                            (Full title of the plan)


                              Alan P. Fraade, Esq.
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)


                                 (212) 486-2500
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------
                             Proposed       Proposed
Title of                     maximum        maximum
securities      Amount      offering       aggregate     Amount of
  to be         to be        price         offering     registration
registered    registered   per share (1)     price         fee
----------    -----------  ------------      ------       ----

Common Stock,  3,500,000      $.025         $87,500      $7.08
par value
$.001
------------------------------------------------------------


(1)  Estimated  solely for the  purpose of  calculating  the  registration  fee.
Pursuant to Rule 457(c) of the Securities Act, the registration fee has been calculated based upon the last bid price for our common stock as reported by the Over the Counter Bulletin Board.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.  PLAN INFORMATION
         -----------------
(a)      General Plan Information

         (1) The name of the plan is the Consulting Agreement (the "Plan") made as of the 28th day of January, 2003 by Mark Step, also known as Mark Stepniewsky (the "Consultant"), an individual with an address of 156-12 97th Street, Howard Beach, New York 11414 and CyberCare, Inc. (the "Company" or "Registrant") a Florida corporation with offices at 2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426.

                  The aggregate number of shares of Common Stock of the Company that is being issued to the Consultant is 2,500,000 initially pursuant to the Plan, with an additional 1,000,000 to be utilized for fees for future services to be rendered.

         (2) The general nature and purpose of this Plan is to issue stock in lieu of payment for consulting services.

         (3) The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

         (4)      Additional information about the Plan may be obtained from:

                  Mintz & Fraade, P.C.
                  488 Madison Avenue
                  New York, New York 10022
                  Attn: Frederick M. Mintz
                  Telephone No.: (212) 486-2500

(b)      Securities to be Offered

         (1) 2,500,000 shares of the Company's Common Stock offered initially, with another 1,000,000 to be utilized for fees for future services to be rendered.

         (2) The Company's securities are registered under Section 12(g) of the Securities Exchange Act of 1934.

(c)      Employees Who May Participate in the Plan

         The Consultant is the sole individual eligible to participate in the Plan.

(d)  Purchase of  Securities  Pursuant  to the Plan and  Payment for  Securities
     Offered

     The securities are being offered as compensation in lieu of payment for general financial consulting services rendered and to be rendered.

(e)  Resale Restrictions

     There are no restrictions on the resale of the Securities being registered pursuant to the Plan.

(f)  Tax Effects of Participation

     The value of the shares shall be deemed to be ordinary income to the Consultant and a business expense for the Registrant.

(g)  Investment of Funds

     N/A

(h)  Withdrawal from the Plan; Assignment of Interest

     N/A

(i)  Forfeitures and Penalties

     N/A

(j)  Charges and Deductions and Liens Therefore

     N/A

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Registrant shall provide to the Consultant without charge, upon his written or oral request, the documents which are incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the Section 10(a)
         prospectus. The Registrant shall also provide to the Consultant, without charge, upon their written or oral request, with all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at its office at 2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following   documents  are   incorporated   by  reference   into  this
     Registration Statement and made a part hereof:

(a) The Registrant's Form 10-K for the year ended December 31, 2001 filed on April 15, 2002 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Registrant's Form 10-QSB for the quarter ended September 30, 2002 filed on November 19, 2002 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(c) All other reports which may be filed by the Registrant pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

(d) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     The class of  securities  to be offered  hereby has been  registered  under
     Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the securities offered will be passed upon for the Company by the law firm of Mintz & Fraade, P.C., of New York, New York.

     The law firm of Mintz & Fraade, P.C. has rendered legal services for and on behalf of the Registrant, and currently holds approximately 2,000,000 shares of the Company. The Firm is located at 488 Madison Avenue, Suite 1100, New York, New York, 10022.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Florida General Corporation Law (the "Florida Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders


Item 8.   EXHIBITS

     The exhibits to the Registration Statement are listed in the Index to Exhibits included on Page 8 herein.


Item 9.   UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information about the plan not previously disclosed in the Registration Statement or any material change to any such information in the Registration Statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Boynton Beach, State of Florida, on this 17th day of March, 2003.



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME                                TITLE                            DATE
----------------------------  ----------------------------    -----------------
CyberCare, Inc.


By: /S/ JOSEPH ROBERT FORTE   President, CEO and Director       March 17, 2003
   ------------------------
Joseph Robert Forte


/S/ ALAN ADELSON              Executive Vice President and      March 17, 2003
--------------------          Director
Alan Adelson

                                 CYBERCARE, INC.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION

4                          Consulting Agreement By and Between
                           Mark Step, also known as Mark Stepniewsky, and CyberCare, Inc.

4.1                        Secretary's Certification of CyberCare, Inc.

5                          Opinion of Mintz & Fraade, P.C.

23                         Consent of Mintz & Fraade, P.C.
                           (contained in its opinion filed as Exhibit 5)

Exhibit 4:

                       CONSULTING AGREEMENT BY AND BETWEEN
                          MARK STEP, ALSO KNOWN AS MARK
                        STEPNIEWSKI, AND CYBERCARE, INC.


         AGREEMENT dated as of January 28, 2003 by and between CyberCare, Inc. (the "Company" or "Registrant") a Florida corporation with offices at 2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426 (the "Company") and Mark Step, also known as Mark Stepniewsky, an individual with an address of 156-12 97th Street, Howard Beach, New York 11414 (the "Consultant").

         WITNESSETH:

         WHEREAS, the Consultant is experienced in providing business and financial consulting services, with particular expertise in advising businesses in areas of business development, strategic alliances and general business matters; and

         WHEREAS, the Company has already engaged Consultant to render general financial consulting services to the Company; and

         WHEREAS, the Consultant began rendering general financial consulting services to the Company on November 1, 2002; and

         WHEREAS, the Consultant has and will continue to render consulting services to the Company; and

         WHEREAS, the Consultant has not and will not perform any capital raising activity pursuant to this Agreement; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions of this Agreement with respect to the Company's engagement of Consultant.

         NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         IT IS AGREED:

1. RECITALS ADOPTED. The parties hereto adopt as part of this Agreement each of the recitals contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

         2. ENGAGEMENT.

                  A. Upon the terms and conditions which are hereinafter set forth, the Company hereby retains the Consultant as a business and financial consultant to render advice, consultation, information and services to the Company and its officers and directors regarding general financial and business matters (the "Consulting Services") including, but not limited to, the following:

     (i) Business development and business advertising;
     (ii) Strategic alliances;
     (iii) Advise the Company with respect to investor relations; and
     (iii) Such other matters as the Company shall from time to time request.

                  B. The Consultant shall not be required to devote any minimum number of weeks, days, or hours to the affairs of the Company during the term of this Agreement; provided, however that the Consultant devotes such time, attention and energies to the business of the Company, as the Company reasonably determines.

         3.       TERM.

                  A. The term of this Agreement shall commence as of November 1, 2002 and shall continue for a period of two (2) years until October 31, 2004 (the "Term"). The Company shall have the right to terminate the Consultant at any time for Cause as defined in Article "10" of this Agreement.

                  B. This Agreement may be extended upon the mutual agreement of the parties, unless or until the Agreement is previously terminated. If the parties agree to extend the Term, the Consultant may receive additional compensation upon the mutual agreement of the parties.

         4.       COMPENSATION.

                  A. As compensation for his services pursuant to this Agreement, the Consultant shall receive Five Thousand ($5,000) dollars per month. The Consultant agrees to accept Two Million Five Hundred Thousand (2,500,000) shares of Common Stock in the Company ("the Initial Common Shares") as compensation for the first six months under this Agreement. In each month pursuant to this Agreement, commencing May, 2003, the Company shall have the option of either (i) paying the Consultant Five Thousand ($5,000) dollars, or
(ii) issuing to the Consultant such number of shares of the Company's Common Stock which shall have a value of Five Thousand ($5,000) dollars based upon the average closing price of the Company's Common Stock for the last five trading days of the prior month.

         Notwithstanding the foregoing, the number of Initial Common Shares shall be prior to a contemplated reverse stock split of the Shares of Common Stock of the Corporation.

                  B. The Company covenants and agrees to file a Registration Statement on Form S-8 covering the Initial Common Shares to be issued pursuant to this Agreement. The Company shall use its best reasonable efforts to register such shares within thirty (30) days after the date hereof. All expenses in connection with preparing and filing any registration statement under this Article "4" (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company.

         5. COSTS AND EXPENSES. The Company shall, upon presentation of proper receipts or payment vouchers, pay for, or reimburse the Consultant for all expenses that the Consultant may incur in performing the Consulting Services pursuant to this Agreement including, but not limited to, travel expenses, third party expenses, copy and mailing expenses. Notwithstanding the foregoing, the Company will reimburse only those expenses that have been approved in advance in writing by the Company.

         6. DUE DILIGENCE. The Company shall supply and deliver to the Consultant all information relating to the Company's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of the Company and its business prospects and provide the Consulting Services.

         7. BEST EFFORTS BASIS. The Consultant agrees that he will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of, and from, the Consultant pursuant to the terms of this Agreement. The Consultant does not guarantee that his efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultant's efforts.

         8. COMPANY'S RIGHT TO APPROVE TRANSACTIONS.

                  A. The Company expressly retains the right to approve, in its sole and absolute discretion, each and every transaction introduced by the Consultant that involves the Company as a party to any agreement. The Consultant and the Company mutually agree that the Consultant is not authorized to enter into agreements on behalf of the Company. It is mutually understood and agreed that the Company is not obligated to accept any recommendations or close any transactions submitted by the Consultant.

                  B. The Consultant agrees to provide the Company for approval, in its sole and absolute discretion, a reasonable time in advance, any documents which are intended to be utilized by the Consultant with respect to his services pursuant to this Agreement, or otherwise. The Company will carefully and thoroughly review all such material including but not limited to material provided by Company to Consultant and intended to be used by Consultant, as to the accuracy of the contents thereof and will promptly notify Consultant in writing of any inaccuracies or changes to be made with respect thereto.

         9. NON-EXCLUSIVE SERVICES. The Company acknowledges that the Consultant provided, and it is contemplated will in the future provide, services of the same or similar nature to other parties and the Company agrees that the Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. The Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by the Consultant. The Consultant will take reasonable steps to determine and to advise the Company of his position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement, but Consultant shall not be obligated to conduct an exhaustive review of his activities or those of his clients to determine whether or not such a conflict exists.

         10. CAUSE. For purposes of this Agreement, the term "Cause" shall be limited to: (i) willful malfeasance or gross negligence; (ii) the Consultant's fraud, misappropriation or embezzlement; (iii) the Consultant's failure to perform such duties which are reasonably assigned by the Board of Directors of the Company, provided such duties are customary and appropriate for his consulting obligations to the Company; or (iv) the Consultant's default, violation of, or failure to perform any provision of this Agreement; provided however that any termination shall be subject to receipt of written notice to the Consultant from the Company specifying the failure or default and the Consultant failing to cure such default within ten (10) days after receipt of such notice. Such termination of the Consultant shall not constitute a breach of this Agreement by the Company and the Company's sole obligation to the Consultant shall be to pay the Consultant the amount of any compensation then due to the Consultant through the date of termination including, but not limited to, any Common Stock due pursuant to Article "4" of this Agreement.

         11. REPRESENTATIONS, WARRANTS AND COVENANTS OF THE CONSULTANT. The Consultant represents, warrants and covenants to the Company as follows:

                  A. The Consultant has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein.

                  B. The business and operations of the Consultant have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Consultant or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Consultant or cause an acceleration under any arrangement, agreement or other instrument to which the Consultant is a party or by which any of its assets are bound. The Consultant has performed in all respects all of his obligations which are, as of the date of this Agreement, required to be performed by him pursuant to the terms of any such agreement, contract or commitment.

                  C. The execution,  delivery and performance of this Agreement:
(i) does not violate any agreement or undertaking to which the Consultant is a party or by which the Consultant may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Consultant other than the restrictions and obligations imposed by this Agreement.

                  D. The execution and delivery by the Consultant of this Agreement and the performance by the Consultant of his obligations hereunder and thereunder will not violate any provision of law, any order of any court or other agency of government, and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any agreement or other instrument to which the Consultant, or any of its properties or assets, is bound.

                  E. The Consultant has not entered into and is not subject to any agreement, including, but not limited, to any employment, noncompete, confidentiality or work product agreement which would (i) prohibit the execution of this Agreement, (ii) prohibit its engagement as a Consultant by the Company, or (iii) affect any of the provisions of, or his obligations pursuant to this Agreement.

                  F. If, during the Term, any event occurs or any event known to the Consultant relating to or affecting the Consultant shall occur as a result of which (i) any provision of this Article "11" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "11" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Consultant will immediately notify the Company pursuant to Paragraph "C" of Article "20" of this Agreement.

                  G. The receipt of the Common Stock by the Consultant is for the Consultant's own account, is for investment purposes only, and is not view to, nor for offer or sale in connection with, the distribution the Common Stock, until the Common Stock is registered pursuant to Paragraph "B" of Article "4" of this Agreement. The Consultant is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

                  H. The Consultant has no present intention of creating a market or participating or assisting in the creation of a market or in the promotion of a market for any securities of the Company.

                  I. The Consultant has no present intention of selling or otherwise disposing of the Common Stock in violation of applicable securities laws.

                  J. The Consultant is aware that no federal or state governmental authority has made any finding or determination as to the fairness of an investment in the Common Stock, or any recommendation or endorsement with respect thereto.

                  K. The Consultant is able to bear the economic risk of the investment in the Common Stock for an indefinite period of time, including the risk of total loss of such investment and Consultant recognizes that an investment in the Common Stock involves a high degree of risk subject to, and until the Initial Common Shares are registered pursuant to Paragraph "B" of Article "4" of this Agreement. Consultant understands that the Common Stock has not been registered under the Securities Act or the securities laws of any state and, therefore, cannot be sold unless they subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available. The Consultant further understands that only the Company can take action to register the Common Stock.

                  L. The Consultant is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  M. The Consultant has such knowledge and experience in financial, investing and business matters as to be capable of evaluating the risks and merits of an investment in the Common Stock and protecting the Consultant's interests in connection with an investment in the Common Stock.

                  N. The Consultant was not contacted by the Company or its representatives for the purpose of investing in any securities of the Company issued hereby through any advertisement, article, mass mailing, cold call, notice or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising.

                  O. The Consultant has had access to and an opportunity to inspect all relevant information relating to the Company sufficient to enable the Consultant to evaluate the merits and risks of its receipt of the Common Stock hereunder. The Consultant also has had the opportunity to ask questions of officers of the Company and has received satisfactory answers respecting, and has obtained such additional information as the Consultant has desired regarding, the business, financial condition and affairs of the Company.

                  P. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Company knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Company contained untrue statements.

                  Q. No representation or warranty of the Consultant which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

                  R. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Consultant and inure to the Consultant, his heirs, executors, administrators, personal representatives, successors and assigns.

         12. REPRESENTATIONS, WARRANTS AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to the Consultant as follows:

                  A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to the transactions which are contemplated herein.

                   B. The Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Company and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Company's Board of Directors and no further authorization shall be necessary on the part of the Company for the performance and consummation by the Company of the transactions which are contemplated by this Agreement.

                  C. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Company or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party or by which any of its assets are bound. The Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

                  D. The execution,  delivery and performance of this Agreement:
(i) does not violate any agreement or undertaking to which the Company is a party or by which the Company may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Company other than the restrictions and obligations imposed by this Agreement.

                  E. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Consultant knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Consultant contained untrue statements.

                  F. No representation or warranty of the Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

                  G. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Company and inure to the Consultant, his heirs, executors, administrators, personal representatives, successors and assigns.


13. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  A. As used in this Agreement, "Confidential Information" means information which is presented to the Consultant by the Company or developed, conceived or created by the Company, or disclosed to the Consultant or known by or conceived or created by the Consultant during the Term, with respect to the Company, its business or any of its products, processes, and other services relating thereto relating to the past, present or future business of the Company or any plans therefore, or relating to the past, present or future business of a third party or plans therefore which are disclosed to the Consultant. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the Company that the Company informs the Consultant or the Consultant should know, by virtue of its position or the circumstances in which the Consultant learned such other information, is to be kept confidential including, but not limited to, any information acquired by the Consultant from any sources prior to the commencement of the Consultant becoming a consultant to the Company.

Confidential Information also includes similar information obtained by the Company in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

                  B. Except as required in the  performance of the  Consultant's duties as a  consultant,  the  Consultant  will  not,  during or after the Term, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. The Consultant shall take all reasonable measures and efforts to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The use of such measures and efforts shall not constitute a defense if any of the Confidential Information is not kept confidential in accordance with the terms of this Agreement. The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of the Consultant (iii) is disclosed as reasonably required in a proceeding to enforce the Consultant's rights under this Agreement or (iv) is disclosed as required by court order or applicable law.

                  C. Upon termination of the Consultant for any reason, or at any time upon request of the Company, the Consultant agrees to deliver to the Company all materials of any nature which are in the Consultant's possession or control and which are or contain Confidential Information, Work Product or Work Products (hereinafter defined), or which are otherwise the property of the Company or any vendor, licensor, licensee, customer or client of the Company, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

                  D. All copyrights, logos and other advertising materials, conceived by the Consultant specifically in connection with the consulting services rendered by Consultant for Company under this Agreement (alone or with others) during the Term ("Work Product") shall be the exclusive property of and assigned to the Company or as the Company may direct without compensation to the Consultant other than the compensation provided for herein. Any records with respect to the foregoing shall be the sole and exclusive property of the Company and the Consultant shall surrender possession of such records to the Company upon any suspension or termination of the Consultant. Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

                  E. The Consultant will not assert any rights with respect to the Company, its business, or any of its products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by the Consultant prior to the commencement of the Consultant's engagement by the Company unless such rights are asserted in good faith and verified.

         14.      WORK PRODUCT

                  A. The Consultant represents and warrants to the Company that all work that the Consultant performs, for or on behalf of the Company and its clients, and all work product that the Consultant produces, including, but not limited to, software, documentation, memoranda, ideas, designs, inventions, processes, algorithms, etc. (also "Work Product") will not knowingly infringe upon or violate any patent, copyright, trade secret or other property right of any other third party. Further, the Consultant will not disclose to the Company or use in any of the Consultant's Work Product any confidential or proprietary information belonging to others, unless both the owner thereof and the Company have consented to such disclosure and usage.

                  B. The Consultant will promptly disclose to the Company all Work Products developed by the Consultant within the scope of the Consultant acting as a consultant to the Company or which relate directly to, or involve the use of, any Confidential Information including, but not limited to, all software, concepts, ideas and designs, and all documentation, manuals, letters, pamphlets, drafts, memoranda and other documents, writings or tangible things of any kind.

                  C. The Consultant acknowledges and agrees that all copyrightable Work Products prepared by the Consultant within the scope of the Consultant acting as a consultant to the Company are "works made for hire" and, consequently, that the Company owns all copyrights thereto subject to Company fulfilling the compensation obligations to Consultant as provided in this Agreement.

                  D. The Consultant hereby assigns, transfers and conveys to the Company, without additional consideration, all of the Consultant's other rights, title and interest (including, but not limited to, all patent, copyright and trade secret rights) in and to all Work Products prepared by the Consultant, whether patentable or not, made or conceived, in whole or in part, by the Consultant within the scope of the Consultant acting as a consultant to the Company, or that relate directly to, or involve the use of, Confidential Information, subject to Company fulfilling its compensation obligations to Consultant as provided in this Agreement.

                  E. The Consultant will, without additional compensation, execute all assignments, oaths, declarations and other documents requested by the Company to effect and further evidence the foregoing assignment, transfer and conveyance, and agree to provide all reasonable assistance to the Company (at the Company's expense) to provide all information, documentation and assistance to the Company in perfecting, enforcing, defending or protecting any or all of the Company's rights in all Work Product. subject to Company fulfilling its compensation obligations to Consultant as provided in this Agreement

         15. INDEMNIFICATION BY THE CONSULTANT.

                  A. The Consultant shall indemnify, protect, defend and save and hold harmless the Company from and against any loss resulting to them from:

                           (i)  All  liabilities  of  the  Consultant,   whether
accrued, absolute, contingent, or otherwise existing on the date of this Agreement;
                           (ii) Any and all losses, liabilities, costs, damages,
or expenses which Company may suffer, sustain or incur arising out of or due to a breach by the Consultant of any covenant, representation or warranty made in this Agreement or from any misrepresentation and/or omission pursuant to this Agreement; and
                           (iii)  Any and all  claims  or  actions  against  the
Company, and any and all costs, expenses, losses, including but not limited to, arbitration awards, civil judgments, reasonable attorney fees and costs, and court or arbitration fees and costs, arising out of any act, or any omission of Consultant in the performance of any duties or services, regardless of whether said claim or action against the Consultant is individually dismissed, prior to, or at the arbitration hearing or court proceeding. The Company, in its sole and absolute discretion, without the prior approval of the Consultant, may settle or compromise any claim at any time. In the event the Consultant wishes to disagree with such settlement, it may do so by filing a bond/or depositing into an escrow account for the benefit of the Company the amount of general damages alleged by the plaintiff or claimant against Company. In such event, the Company shall agree not to settle the claim without the consent of the Consultant.
                           (iv)  Any  and  all   losses,   claims,   damages  or
liabilities to which the Company may become subject under the Securities Act of 1933, as amended, (the "Act") or otherwise insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon violations of the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and upon any untrue statement or alleged untrue statement or the alleged omission to state therein a material fact required to be stated in any statements written or and made by the Consultant in performing any of the Consulting Services pursuant to this Agreement, subject to Company's obligations as set forth in Article "8" of this Agreement.

                  B. The indemnification, which is set forth in this Article "15" of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees, and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  C. If any demand, claim, action or cause of action, suit, proceeding or investigation is brought against the Company and/or the Consultant to which the Company is entitled to indemnification by the Consultant pursuant to this Article "15" of this Agreement, the Company shall give prompt notice thereof to the Consultant in accordance with Paragraph "C" of Article "20" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification. Upon receipt of such notice, the Consultant shall use all reasonable efforts to assist in the vigorous defense of any such matter. The failure of the Company to notify the Consultant of any such demand, claim, action or cause of action, suit, proceeding or investigation shall not relieve the Consultant from any liability which he may have under this Article "15" of this Agreement except to the extent such failure to notify the Consultant prejudices the Consultant.

         16. TIME PERIODS NOT LIMITED. Any period of time set forth in this Agreement shall not be construed to permit the Consultant to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

         17. COMPANY. As used in this Agreement, "Company" shall mean CyberCare, Inc., its successors and assigns, and any of its present or future subsidiaries or organizations controlled by it.

         18. ASSIGNMENT. The rights granted hereunder to the Consultant are personal in nature. Any purported transfer of any such rights, by operation of law or otherwise, not specifically authorized pursuant to this Agreement shall be void and shall also constitute a breach of this Agreement.

         19. RELATIONSHIP. Except as provided for in this Agreement, neither party is the legal representative or agent of, or has the power to obligate the other for any purpose whatsoever; and no partnership, joint venture, agent, fiduciary, or employment relationship is intended or created by reason of this Agreement. It is the intent of the parties hereto that the Consultant shall be an independent contractor of the Company and not an employee of the Company.

         20. MISCELLANEOUS.

                  A. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  B. ENFORCEABILITY. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

                  C. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

         If to the Company:   CyberCare, Inc.
                              2500 Quantum Lakes Drive, Suite 1000
                              Boynton Beach, Florida 33426
                              Attention: Joseph Robert Forte
                              Facsimile No.: (561) 742-5002

         With a copy to:    Mintz & Fraade, P.C.
                            488 Madison Avenue
                            New York, New York 10022
                            Attention:  Frederick M. Mintz, Esq.
                            Facsimile No.: (212) 486-0701

         If to Consultant:  Mark Step
                            156-12 97th Street
                            Howard Beach, New York 11414

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Paragraph "C" of this Article "20"of this Agreement are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

                  D. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable thereto and the parties submit to the jurisdiction of the courts of the County of New York, State of New York. The parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the City of New York, State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding to enforce the
arbitration   award,   waive  personal  service  of  any  and  all  process  and
specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, pursuant to Paragraph "C" of Article "20" of this Agreement. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New York and such application is denied, no such costs or attorneys fees shall be paid. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing signed by the other party by fifteen (15%) percent or more. For example, if the party initiating arbitration ("A") seeks an award of $10,000 plus costs and expenses, the other party ("B") has offered A $5,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $5,750 to A, the panel should determine that B has "prevailed."

                  E.  ENTIRE   AGREEMENT.   The   parties   have  not  made  any
representations, warranties or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

                  F. FURTHER ASSURANCES. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to consummate, evidence, confirm or effectuate this Agreement and the intents and purposes hereof.

                  G. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

                  H. WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Agreement.

                  I. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  J. SEPARATE COUNSEL. The Consultant has been advised by Mintz & Fraade, P.C. ("M & F") to retain counsel in connection with this Agreement. M & F has advised the Consultant that it would postpone the execution of this Agreement in order to give the Consultant the opportunity to obtain counsel. The Consultant has determined to proceed and execute this Agreement without being represented by counsel.

         IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first above written.

                                               CyberCare, Inc.

                                      By:      /S/ JOSEPH ROBERT FORTE
                                               ---------------------------
                                               Joseph Robert Forte, President


                                                /S/ MARK STEP
                                                -------------------------
                                                Mark Step, Also known as
                                                Mark Stepniewsky

Exhibit 4.1

                            SECRETARY'S CERTIFICATION
                                      -OF-
                                 CYBERCARE, INC.

         I, Alan Adelson, do hereby certify that:

         1. I am the Secretary of CyberCare, Inc. (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of Florida.

         2. The following resolution was adopted by the Board of Directors of the Corporation on January 29, 2003 which was recorded in the Corporation's Minute Book and I hereby certify that the same is a true, correct and complete copy thereof, and that the same has not been rescinded or modified:

                  RESOLVED, that the Board of Directors hereby ratifies the Agreement dated January 28, 2003, a copy of which is annexed hereto as Exhibit "A", which provides for the initial issuance of 2,500,000 shares of the Corporation's common stock to the Consultant as compensation for consulting services rendered during the 6 month period which commenced November 1, 2002 and ends April 30, 2003, and which further provides for the Consultant to receive Five Thousand ($5,000) Dollars per month, or the equivalent thereof in shares in the Corporation, for each month of continuing services rendered under the agreement.

                  RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and empowered, in the name and on behalf of the Corporation, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.


         IN WITNESS WHEREOF, I have hereunder set my hand and affixed the corporate seal as of the 24th day of February 2003.

                                                 /S/ ALAN ADELSON
                                                 ---------------------
                                                 Alan Adelson, Secretary

Exhibit 5:


                                                              March 17, 2003
CyberCare, Inc.
2500 Quantum Lakes Drive
Suite 1100
Boynton Beach, FL 33426
                                       Re:      OPINION OF MINTZ & FRAADE, P.C.

Gentlemen:

         We are rendering this opinion to you in connection with the offering (the "Offering") of 3,500,000 shares of Common Stock (the "Shares") of CyberCare, Inc. (the "Company"), a Florida corporation, which are to be issued in consideration for consulting services rendered to the Company pursuant to a Registration Statement filed with the Securities and Exchange Commission pursuant to Form S-8 of the Securities Act of 1933, as amended (the "Act").

         In connection with rendering this opinion we have examined originals or copies of the following documents, instruments and agreements (collectively the "Documents"):

                           a) the Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Florida;

                           b) the By-Laws of the Company; and

                           c) the Secretary's Certification approving the filing of a Form S-8 Registration Statement registering the Shares issued to the Consultant;

         In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, that the Agreement constitutes a valid and legally binding agreement and obligation of all parties thereto, the authenticity of all Documents submitted to us as
originals,   and  that  such   Documents  are  free  from  any  form  of  fraud,
misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as certified or photostatic copies.

         Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to those items which are specifically set forth in this opinion and that no further investigation has been or will be undertaken and that we have only reviewed and will only review the Documents which are specifically designated in this opinion.

         In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

         Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares, pertaining to services to be performed in the future (such transactions are required to be included in either a new Registration Statement or a Post Effective Amendment to the Registration Statement including updated opinions).

         The Securities and Exchange Commission (the "SEC") or any state regulatory authority could disagree with our opinion. Moreover, no assurance can be given that there will not be a change in existing law or that the SEC or any state regulatory authority will not alter its present views either prospectively or retroactively or adopt new views with respect to any matters which are summarized above and those matters upon which we have rendered our opinion.

         The opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Florida and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         This opinion is rendered solely for the benefit of you in connection with the transaction described herein and may not be delivered to or relied upon by any other person without our prior written consent.


                                               Very truly yours,

                                               Mintz & Fraade, P.C.


                                               By:/S/ ALAN P. FRAADE
                                                  ----------------------
                                                  Alan P. Fraade
APF/jsz